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                                                                               .
                                                                       EXHIBIT D





                                                  BEGINNING                                           CUMULATIVE
                                                   BALANCE                                             EFFECT OF      FOREIGN
CENTERPOINT ENERGY, INC. ROLLFOWARD OF           DECEMBER 31,                                          ACCOUNTING     CURRENCY
EQUITY (IN THOUSANDS)                               2002         NET INCOME         DIVIDENDS           CHANGE       ADJUSTMENTS
---------------------                            ------------    ----------         ---------           ------       -----------
SHAREHOLDERS' EQUITY
Common stock                                   $     3,050            --                 --                  --          --
Additional paid-in capital                       3,046,043            --                 --                  --          --
 Unearned ESOP stock                               (78,049)           --                 --                  --          --
Retained earnings (deficit)                     (1,062,083)       80,938            (33,905)             80,072          --
Foreign currency adjustments                          (680)           --                 --                  --         680
Net deferred loss from cash flow hedges            (66,422)           --                 --                  --          --
Benefits- minimum liability adjustment            (419,909)           --                 --                  --          --
                                               -----------        ------            -------              ------         ---
TOTAL SHAREHOLDERS' EQUITY                     $ 1,421,950        80,938            (33,905)             80,072         680
                                               ===========        ======            =======              ======         ===



                                                                                                OTHER CHANGES IN
                                                            NET DEFERRED                        STOCK-ISSUANCES
                                             INCOME FROM     LOSS FROM       DISTRIBUTION OF    OF STOCK RELATED
CENTERPOINT ENERGY, INC. ROLLFOWARD OF      DISCONTINUED     CASH FLOW       19% OF TEXAS       TO BENEFIT AND      ENDING BALANCE
EQUITY (IN THOUSANDS)                        OPERATIONS       HEDGES         GENCO STOCK        INVESTMENT PLANS     MARCH 31, 2003
--------------------------------------      -----------       ------         -----------        ----------------    --------------
SHAREHOLDERS' EQUITY
Common stock                                       --           --                  --                   4               3,054
Additional paid-in capital                         --           --            (146,263)            (13,111)          2,886,669
 Unearned ESOP stock                               --           --                  --              18,164             (59,885)
Retained earnings (deficit)                     7,422           --                  --                  --            (927,556)
Foreign currency adjustments                       --           --                  --                  --                  --
Net deferred loss from cash flow hedges            --         (410)                 --                  --             (66,832)
Benefits- minimum liability adjustment             --           --                  --                  --            (419,909)
                                               ------        -----             -------              ------           ---------
TOTAL SHAREHOLDERS' EQUITY                      7,422         (410)           (146,263)              5,057           1,415,541
                                              =======        =====            ========              ======           =========

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC      BEGINNING BALANCE                      ENDING BALANCE
ROLLFORWARD OF EQUITY (IN THOUSANDS)          DECEMBER 31, 2002    NET INCOME        MARCH 31, 2003
------------------------------------          -----------------    ----------        --------------
MEMBER'S EQUITY
Common Stock                                     $        1                --                 1
Paid-in Capital                                   2,205,039                --         2,205,039
Retained earnings                                   118,946            80,175           199,121
                                                 ----------        ----------         ---------
  TOTAL MEMBER'S EQUITY                          $2,323,986            80,175         2,404,161
                                                 ==========        ==========         =========

                                                                    BEGINNING                                        ENDING
                                                                     BALANCE                         OTHER           BALANCE
CENTERPOINT ENERGY RESOURCES CORP.                                 DECEMBER 31,                  COMPREHENSIVE      MARCH 31,
 ROLLFOWARD OF EQUITY (IN THOUSANDS)                                  2002        NET INCOME         INCOME           2003
 --------------------                                                 ----        ----------         ------           ----
STOCKHOLDER'S EQUITY
Common stock                                                              $ 1           -                -                 1
Paid-in Capital                                                     1,986,364           -                -         1,986,364
Retained earnings                                                      44,804      88,172                -           132,976
Accumulated other comprehensive income                                 11,260           -             (410)           10,850
                                                                  -----------      -----              ----         ---------
TOTAL STOCKHOLDER'S EQUITY                                        $ 2,042,429      88,172             (410)        2,130,191
                                                                  ===========      ======             ====         =========

                                              BEGINNING                                                    ENDING
                                               BALANCE                                                     BALANCE
TEXAS GENCO HOLDINGS, INC.                    DECEMBER 31,            NET                                  MARCH 31,
ROLLFOWARD OF EQUITY (IN THOUSANDS)              2002               INCOME             DIVIDENDS             2003
-----------------------------------              ----               ------             ---------             ----
Shareholders' Equity
Common stock                                 $         1                  --                 --                   1
Additional paid-in capital                     2,878,502                  --                 --           2,878,502
Retained earnings (deficit)                      (54,460)             88,028            (20,000)             13,568
                                             -----------         -----------        -----------         -----------
Total Shareholders' Equity                   $ 2,824,043              88,028            (20,000)          2,892,071
                                             ===========         ===========        ===========         ===========